[Stifel Financial Corp. logo] Stifel Financial News
One Financial Plaza | 501 North Broadway  | St. Louis, MO 63102 | (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Correction

Stifel Financial Corp. to Release Earnings May 15, 2007

St. Louis, Missouri - May 10, 2007 - Stifel Financial Corp. (NYSE: "SF") will release its earnings for the quarter ended March 31, 2007 after the market close on Tuesday, May 15, 2007. Investors wishing to listen to a conference call the same day at 4:45 p.m. EST may do so on the Internet through a web cast being hosted by Thomson/CCBN and accessible through Stifel's web site at www.stifel.com or by conference call at (888) 676-3684 - Conference ID Number: 5151753.

The Company has elected under SEC Rule 12b-25 to receive an automatic 5 day extension for the filing of its Form 10-Q for the period March 31, 2007. The extension was filed to provide the Company with additional time to integrate the results of operations and financial position of Ryan Beck Holdings, Inc. and its wholly-owned broker dealer subsidiary Ryan Beck & Company ("Ryan Beck"). The Company closed on its acquisition of Ryan Beck on February 28, 2007. The Company will file its Form 10-Q no later than the fifth calendar day following the prescribed due date as allowed under Rule 12b-25 of the Securities and Exchange Act of 1934.

Stifel Financial Corp. anticipates reporting unaudited quarterly net income of $8.8 million, or $0.58 per diluted share, for the quarter ended March 31, 2007, compared to net income of $476,000, or $0.04 per diluted share, for the comparable period one year earlier. The Company also anticipates to report total revenues of $162.5 million for the quarter ended March 31, 2007, a 43% increase over the prior year period of $113.6 million. There may be additional adjustments to the anticipated results as the Company completes its review of the interim financial statements.

The Company anticipates that its "Core Earnings", a non-GAAP financial measure representing GAAP net income before acquisition related charges, principally an increase in the value of the warrants issued in connection with the Ryan Beck acquisition, and compensation expense recorded for stock-based awards offered to key associates of LM Capital Markets, will be $13.2 million, or $0.86 per diluted share. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

A reconciliation between our GAAP results and Core Earnings is discussed below. Included in 2006 Core Earnings is $2.1 million after tax or $0.16 per diluted share for the gain on the Company's New York Stock Exchange membership seat. Excluding the gain, Core Earnings per diluted share increased 28% to $0.86.

Three Months Ended
	March 31, 2007	March 31, 2006
GAAP Net Income	$ 8,829	$ 476
Acquisition related charges	(4,350)	(10,628)
Core Earnings	$13,179	$ 11,104

GAAP Earnings per Diluted Share	$ 0.58	$ 0.04
Effect of acquisition related charges	($ 0.28)	($ 0.79)
Core Earning per Diluted Share	$ 0.86	$ 0.83

Company Information

Stifel Financial Corp. operates 176 offices in 29 states and the District of Columbia through its principal subsidiaries, Stifel, Nicolaus & Company, Incorporated and Ryan Beck & Co., Inc., and 3 European offices through Stifel Nicolaus Ltd. Stifel Nicolaus and Ryan Beck provide securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate the companies following the acquisitions; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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